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                               STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT, is made as of the 17th day of July, 1997, by and between Apollon, Inc., a Pennsylvania corporation ("APOLLON") and The Trustees of the University of Pennsylvania, a Pennsylvania nonprofit corporation ("PENN").

         WHEREAS, as of December 1, 1994, APOLLON and PENN have entered into a License Agreement, amended by Amendment to License Agreement, dated as of July 17, 1997, pursuant to which PENN has granted APOLLON a worldwide, exclusive license to develop, make, have made, sell and have sold certain technology owned by PENN relating to genetic vaccines, i.e., facilitated transfer and expression of nucleic acids ("LICENSE AGREEMENT I"); and

         WHEREAS, in partial consideration of the exclusive license granted by PENN to APOLLON pursuant to LICENSE AGREEMENT I, APOLLON has granted to PENN shares of APOLLON's common stock, in accordance with the terms and conditions of this Agreement.

         NOW THEREFORE, in consideration of the premises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Issuance of Shares. As promptly as practicable after execution of the Amendment to License Agreement, APOLLON shall issue to PENN 50,000 shares of APOLLON's Common Stock, par value $.01 per share ("COMMON STOCK"), pursuant to the INITIATION GRANT as defined in LICENSE AGREEMENT I and shall deliver or cause to be delivered to PENN a certificate or certificates therefor, registered in PENN's name. Upon receipt of such shares, PENN shall execute and deliver to APOLLON such other documents as APOLLON may reasonably request.

         2.   Representations and Warranties of PENN.

              (a) No Registration of the Shares. PENN represents and warrants to APOLLON that: (i) it understands that the shares of COMMON STOCK issuable hereunder (the "SHARES") are being sold to it under certain exemptions from the registration provisions of the Securities Act of 1933, as amended (the "SECURITIES ACT"); PENN is purchasing the SHARES without being furnished any offering literature or prospectus; and the sales of the SHARES have not been and will not be examined by the Securities and Exchange Commission or by any agency charged with the administration of the securities laws of any state or other jurisdiction; (ii) PENN has, either alone or together with its advisors, such knowledge and experience in financial and business


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matters that PENN is capable of evaluating the merits and risks of an investment in the SHARES and of making an informed investment decision with respect thereto; and (iii) PENN understands that APOLLON is relying on and will rely on the truth and accuracy of the representations and warranties made herein by PENN in selling the SHARES hereunder and under LICENSE AGREEMENT I without having first registered such SHARES under the SECURITIES ACT or under the securities laws of any state or other jurisdiction.

              (b) Investment Intent. PENN confirms to APOLLON that: (I) PENN understands that there are substantial restrictions on the transferability of the SHARES and, accordingly, it may not be possible for PENN to liquidate its investment in the SHARES in case of emergency; (ii) PENN is able to bear the economic risk of its investment in the SHARES, to hold the SHARES for an indefinite period of time, and to afford a complete loss of this investment,
(iii) the SHARES are being acquired in good faith solely for PENN's own personal account, for investment purposes only, and are not being purchased with a view to or for the resale or distribution thereof; (iv) PENN does not have any contract, undertaking, understanding, agreement or arrangement, formal or informal, with any person to sell, transfer or pledge to any person the SHARES, or any part thereof, and has no current plan to enter into any such contract, undertaking, agreement or arrangement; and (v) PENN understands that the legal consequences of the foregoing representations and warranties are that PENN must bear the economic risk of its investment in the SHARES for an indefinite period of time because the SHARES have not been and the SHARES will not be registered under the SECURITIES ACT.

              (c) Decision to Invest. PENN confirms to APOLLON that, in making its decision to invest in the SHARES, PENN has relied solely upon independent investigations made by it or its representatives and advisors, and that PENN and such representatives and advisors have been given the opportunity to ask questions of, and to receive answers from, management of APOLLON with respect to the business and affairs of APOLLON.

         3.   Restrictions on Transfer.

              (a) Permitted Transfers. No SHARES may be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of by any holder thereof except (i) pursuant to a public offering thereof registered under the SECURITIES ACT, or (ii) an opinion of counsel satisfactory to APOLLON that registration under the SECURITIES Act is not required in connection with such sale, transfer, assignment, pledge, hypothecation or other disposition.

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              (b)  Restrictive Legend.  PENN understands that each certificate representing any SHARES or any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise, shall be stamped or otherwise imprinted with a legend in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THESE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT; (II) IN COMPLIANCE WITH RULE 144; OR (III) AFTER RECEIPT OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SAID SALE, OFFER OR DISTRIBUTION.

         4. Compliance with Governmental and Other Regulations. APOLLON will not be obligated to issue and sell the SHARES if, in the opinion of its counsel, such issuance and sale would violate any applicable federal or state securities laws, rules or regulations. APOLLON will seek to obtain from each regulatory commission or agency having jurisdiction such authority as may be required to issue and sell the SHARES. Inability of APOLLON to obtain from any such regulatory commission or agency authority which counsel for APOLLON deems necessary for the lawful issuance and sale of the SHARES shall relieve APOLLON from any liability for failure to issue and sell the SHARES until the time, if at all, when such authority is obtained or is obtainable.

         5. Rights of PENN in Stock. Neither PENN nor its legal representatives, heirs, legatees, or distributees shall be deemed to be the holder of, or to have any rights of a holder with respect to, any SHARES unless and until such SHARES are issued to it or them.

         6.   Piggyback Registrations.

              a. Right to Piggyback. If, after the expiration of one hundred eighty (180) days after the occurrence of a closing of an initial public sale for the account of APOLLON of shares of its Common Stock or securities convertible into or exchangeable for shares of its Common Stock, where the gross proceeds to APOLLON from such sale (before deduction of any underwriting commissions, discounts or concessions or expenses of

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sale) is at least $12,500,000 (a "Public Offering"), APOLLON proposes to register any of its securities under the Securities Act and the registration form to be used may be used for the registration of the SHARES (a "Piggyback Registration"), APOLLON will give prompt written notice to PENN of its intention to effect such a registration and will use its best efforts to include in such registration all SHARES with respect to which APOLLON has received, within five (5) days after the receipt of APOLLON's notice, a written request from PENN for inclusion therein, which request shall specify the SHARES intended to be sold or disposed of by PENN and shall state the intended method of disposition of such SHARES (the "Registrable Securities"), all to the extent requisite to permit the sale of the Registrable Securities by PENN (in accordance with the intended method thereof as set forth in such request). If the securities proposed to be registered by APOLLON include securities to be distributed by or through a firm of underwriters, then the Registrable Securities shall also be included in such underwriting. Notwithstanding anything contained in this Section 6 to the contrary, APOLLON shall have no obligation to cause Registrable Securities to be registered if the SHARES are eligible for resale under Rule 144(k) of the Securities Act.

              b. Registration Procedures. If and whenever APOLLON is required by the provisions of Section 6 hereof to use its best efforts to include the Registrable Securities in a Piggyback Registration, APOLLON will, as expeditiously as possible,

                   (1) furnish to PENN such number of copies of a prospectus, including a preliminary prospectus and any amendments or supplements to the prospectus, in conformity with the requirements of the Securities Act, and such other documents, as PENN may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities;

                   (2) use every reasonable effort to register or qualify the Registrable Securities covered by the Piggyback Registration under the securities or blue sky laws of such jurisdictions as APOLLON shall reasonably determine in its sole discretion, and do any and all other acts as things which may be necessary under such securities or blue sky laws to enable PENN to consummate the public sale or other disposition in such jurisdictions of the Registrable Securities;

                   (3) before filing a registration statement with respect to the Registrable Securities or prospectus or amendments or supplements thereto with the Securities and Exchange Commission (the "Commission"), furnish PENN and its counsel with an opportunity to meet with responsible officers of APOLLON for a "due diligence" review of the filing and with

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copies of all such documents proposed to be filed which, insofar as they relate to PENN, shall be subject to the reasonable approval of its counsel;

                   (4) cause all such Registrable Securities registered as described herein to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by APOLLON are then listed or quoted;

                   (5) provide a transfer agent and registrar for all Registrable Securities registered as described herein and a CUSIP number for all such Registrable Securities; and

                   (6) comply with all applicable rules and regulations of the Commission.

              c. Expenses. APOLLON shall pay all Registration Expenses (as defined below) in connection with any registration, qualification or compliance hereunder, and PENN shall pay all Selling Expenses (as defined below) and other expenses that are not Registration Expenses relating to the Registrable Securities. "Registration Expenses" shall mean all expenses, except for Selling Expenses, incurred by APOLLON in complying with the registration provisions of this Agreement, including without limitation all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for APOLLON, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration. "Selling Expenses" shall mean all selling commissions, underwriting fees and stock transfer taxes applicable to the Registrable Securities and all fees and disbursements of counsel for PENN.

              d. Information from PENN. PENN shall cooperate with APOLLON in connection with any such registration and furnish to APOLLON such information regarding it and the distribution proposed by it as APOLLON may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance described herein. PENN shall represent that such information is true and complete.

              e.   Marketing Restrictions.  If:

                   (1) PENN requests registration of SHARES under Section 6, and

                   (2) the offering proposed to be made is to be an underwritten public offering, and

                   (3) the managing underwriter of such public offering furnishes a written opinion that the total amount of

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securities to be included in such offering would exceed the maximum amount of securities (as specified in such opinion) which can be marketed at a price reasonably related to the then current market value of such securities and without materially and adversely affecting such offering, then the Company will include in such registration the amount of securities which, in such opinion, can be sold, in the following order:

              First:    If such registration statement shall be with respect to
    a primary offering, all of the securities APOLLON proposes to sell; and then

              Second:   All of the Common Stock converted from Series A
    Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Stock and all stock issued upon exercise of Warrants issued by the Company and requested to be included in such registration, pro rata among the holders thereof on the basis of the number of shares of such Common Stock then awarded by such holders; and then

              Third:    All other securities, including the SHARES, the holders
    of which have the right to include such securities in a registration statement filed by APOLLON pro rata in accordance with the relative priorities, if any, as shall exist among them.

                   f. Holdback Agreements. Unless the managing underwriters otherwise agree, with respect to any underwritten public offering of Common Stock, PENN agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of the SHARES during a period equal to the lesser of
(1) the lock-up period for APOLLON's senior management with respect to such underwritten offering or (2) one hundred eighty (180) days beginning on the effective date of such underwritten offering (except as part of such underwritten registration).

         7.   Indemnification.

              a. In the event of any registration of any of the SHARES under the Securities Act pursuant to Section 6, APOLLON agrees to indemnify and hold harmless PENN from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which PENN may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any claim by a third party asserting any untrue statement of a material fact contained in a registration statement or omission of a material fact required to be stated therein, on the effective date thereof, or arise out of any failure by APOLLON to fulfill any

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undertaking included in such registration statement, and APOLLON will, as incurred, reimburse PENN for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that APOLLON shall not be liable in any such case to the extent that such loss, claim, damages or liability arises out of, or is based upon (i) an untrue statement or omission made in such registration statement in reliance upon and in conformity with written information furnished to APOLLON by or on behalf of PENN specifically for use in preparation of such registration statement or (ii) any untrue statement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to PENN prior to confirmation of the pertinent sale or sales by PENN.

              b. PENN agrees to indemnify and hold harmless APOLLON, its directors and officers and each other person, if any, who controls APOLLON within the meaning of the Securities Act from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which APOLLON may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any claim by a third party asserting (i) an untrue statement of a material fact made in such registration statement or omission to state a material fact required to be stated therein in reliance upon and in conformity with written information furnished to APOLLON by or on behalf of PENN specifically for use in preparation of such registration statement, and PENN will, as incurred, reimburse APOLLON for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that PENN shall not be liable in any such case for any untrue statement or omission in any prospectus which statement or omission has been corrected, in writing, by PENN and delivered to APOLLON before confirmation of the sale from which such loss occurred.

              c. Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to Sections 7.a or 7.b, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and the indemnifying person shall have been notified thereof, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified person. After notice from the indemnifying person to such

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indemnified person of the indemnifying person's election to assume the defense thereof, the indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person, it being understood, however, that the indemnifying person shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified persons, which firm shall be designated in writing by such indemnified persons. The indemnifying person shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the indemnifying person shall indemnify and hold harmless the indemnified person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

              d. The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified person or any officer, director or controlling person of such indemnified person and will survive the transfer of the Registrable Securities.

              e. Indemnification similar to that specified in the preceding subdivisions of this Section (with appropriate modifications) shall be given by APOLLON and PENN with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Act.

              f. The indemnity agreements contained in this Section shall remain operative and in full force and effect regardless of (i) any termination of this Agreement or any underwriting agreement and (ii) the consummation of the sale of the Registrable Securities.

              g. The obligations of APOLLON and PENN under this Section 7 shall be in addition to any liability which APOLLON and PENN may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls APOLLON of PENN within the meaning of the Securities Act.

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         8.   Participation in Underwritten Registrations.  PENN may not
participate in any registration hereunder which is underwritten unless PENN (a) agrees to sell the Registrable Securities on the basis provided in any underwriting arrangements approved by the managing underwriter, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

         9. Transfer of Piggyback Registration Rights. The right to sell Registrable Securities pursuant to a Piggyback Registration described herein may not be assigned or transferred by PENN.

         10. Agreement to be Bound by Procedures, Restrictions, etc. If PENN shall propose to sell any Registrable Securities pursuant to a registration statement, it shall notify APOLLON of its intent to do so in accordance with
Section 6, and the provision of such notice to APOLLON shall be deemed to establish an agreement by PENN to comply with the registration procedures, marketing restrictions and other provisions contained herein. Such notice shall be deemed to constitute a representation that any information supplied by PENN to APOLLON is accurate and complete.

         11. Use of Terms. Capitalized terms used but not defined herein shall have the meanings set forth in LICENSE AGREEMENT I.

         12.  Miscellaneous.

              (a) Survival of Warranties. All representations, warranties, covenants and agreements made in this Agreement shall survive the execution of this Agreement.

              (b) Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

              (c) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania.

              (d) Notices. All communications provided for in this Agreement shall be made in the manner provided in LICENSE AGREEMENT I.

              (e) Entire Agreement. This Agreement and LICENSE AGREEMENT I constitute the entire agreement between the parties regarding the subject matter and transactions contemplated

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herein.  This Agreement may not be modified or amended except by written agreement of both parties.

              (f) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the interpretation of this Agreement.

              (g) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

THE TRUSTEES OF THE               APOLLON, INC.
UNIVERSITY OF PENNSYLVANIA


By: /s/ Louis B. Berneman         By: /s/ Vincent R. Zurawski
    ---------------------            ----------------------------

Name: Louis B. Berneman           Name: Vincent R. Zurawksi, Jr.
      -------------------               ------------------------

Title: Managing Director, CTT     Title: President and CEO
       -----------------------           ------------------------

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                     SCHEDULE TO STOCK PURCHASE AGREEMENT BETWEEN
           APOLLON, INC. AND THE TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA
                                 DATED JULY 17, 1997


    On December 1, 1994, the same date on which Apollon, Inc. (the
"Registrant") and the Trustees of the University of Pennsylvania ("Penn") entered into the License Agreement relating to nucleic acid constructs ("License Agreement I"), the Registrant and Penn also entered into a License Agreement relating to the HIV vpr gene, vpr protein and vpr receptor ("License Agreement II"). On July 17, 1997, the same date on which the Registrant and Penn entered into the Stock Purchase Agreement related to License Agreement I to which this schedule is attached ("Stock Purchase Agreement I"), the Registrant and Penn also entered into a Stock Purchase Agreement related to License Agreement II ("Stock Purchase Agreement II"). Stock Purchase Agreement I and Stock Purchase Agreement II are identical except that Stock Purchase Agreement I relates to License Agreement I and Stock Purchase Agreement II relates to License Agreement II.

    Stock Purchase Agreement II has not been filed as a separate exhibit to the Registrant's Registration Statement in accordance with Instruction 2 to Item 601 of Regulation S-K.

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